THE WASHINGTON POST COMPANY
1150 15TH STREET, N.W., WASHINGTON D.C. 20071



                                                                  March 28, 2003



TO OUR STOCKHOLDERS:

     You are cordially invited to the Company's 2003 Annual Meeting of Stockholders, which will be held in the Ninth Floor Meeting Room, The Washington Post Building, 1150 15th Street, N.W., Washington, D.C., on Thursday, May 8, 2003, at 8:00 o'clock in the morning.

     At the meeting there will be a report on the Company's activities, and Directors will be elected for the ensuing year.

     It is important that your shares be represented at the meeting. Please sign the accompanying Proxy and return it promptly in the envelope provided. If you plan to attend, kindly so indicate in the space provided on the Proxy. You may also vote your shares by telephone or on the internet. If you choose to vote your shares by telephone or on the internet, please follow the instructions on the enclosed Proxy.

                                            Sincerely yours,

                                            /s/ Donald E. Graham

                                            DONALD E. GRAHAM
                                            CHAIRMAN

THE WASHINGTON POST COMPANY


              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS/MAY 8, 2003


     The Annual Meeting of Stockholders of The Washington Post Company will be held in the Ninth Floor Meeting Room, The Washington Post Building, 1150 15th Street, N.W., Washington, D.C., 20071 on Thursday, May 8, 2003, at 8:00 a.m., Eastern daylight time, for the following purposes:

     1. To elect Directors for the ensuing year, as more fully described in the accompanying Proxy Statement.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 10, 2003, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

     It is important that your shares be represented and voted at the meeting, and you should therefore sign and return your Proxy at your earliest convenience. You may also vote your shares by telephone or on the internet. If you choose to vote your shares by telephone or on the internet, please follow the instructions on the enclosed Proxy. You may revoke your Proxy at any time before it has been voted at the Annual Meeting. You may vote in person at the Annual Meeting even if you returned a Proxy, provided that you first revoke your Proxy.

                                       By Order of the Board of Directors,

                                       DIANA M. DANIELS, SECRETARY

Washington, D.C., March 28, 2003

THE WASHINGTON POST COMPANY
1150 15TH STREET, N.W., WASHINGTON D.C. 20071

                                                                  March 28, 2003

     This proxy statement contains information relating to the 2003 Annual Meeting of Shareholders of The Washington Post Company (the "Company") to be held at the Company's headquarters, 1150 15th Street, NW, Washington, DC on Thursday, May 8, 2003 at 8:00 a.m., Eastern daylight time, or any adjournments thereof, for the purposes set forth in the accompanying Notice of the 2003 Annual Meeting of Shareholders. This proxy statement and the accompanying forms of proxy and voting instructions are being delivered to shareholders on or about March 28, 2003. The Board of Directors of the Company is making this proxy solicitation.

                              QUESTIONS AND ANSWERS

Q:   WHAT AM I VOTING ON?

A:   You are voting on the election of Directors for a term of one year. A Board of ten Directors is to be elected, seven by the holders of Class A Stock voting separately as a class and three by the holders of Class B Stock voting separately as a class. All Directors will hold office until the next Annual Meeting and until their respective successors shall have been elected and shall have qualified or as otherwise provided in the By-laws of the Company.

     In the event any nominee withdraws or for any reason is not able to serve as a director, Donald E. Graham, John B. Morse, Jr., Diana M. Daniels and Gerald
M. Rosberg, acting as your proxies, will either vote for such other person as the Board of Directors may nominate or will not vote for anyone to replace such nominee.

Q:   WHAT ARE THE VOTING RECOMMENDATIONS OF THE BOARD?

A:   The Board recommends voting for each of the nominated Directors listed on the proxy card. The Board knows of no reason which would cause any nominee to be unable to act or to refuse to accept nomination or election.

Q:   WILL ANY OTHER MATTERS BE VOTED ON?

A:   We are not aware of any other matters that you will be asked to vote on at the Meeting. If any other matter is properly brought before the Meeting, Donald
E. Graham, John B. Morse, Jr., Diana M. Daniels and Gerald M. Rosberg, acting as your proxies, will vote for you in their discretion.

Q:   HOW DO I VOTE?

A:   There are four ways to vote:

          o By internet at http://www.eproxyvote.com/wpo. We encourage you to vote this way.
          o    By toll-free telephone at 1-800-PRX-VOTE (1-800-779-8683).
          o    By completing and mailing your proxy card.
          o    By written ballot at the Meeting.

     If you vote by internet or telephone, your vote must be received by 5 p.m., Eastern daylight time, of the day before the Meeting. Your shares will be voted as you indicate. If you do not indicate your voting preferences, Donald E. Graham, John B. Morse, Jr., Diana M. Daniels and Gerald M. Rosberg, as your proxies, will vote your shares in favor of the applicable nominated Directors.

Q:   WHO CAN VOTE?

A:   You can vote at the Meeting if you were a shareholder of record as of the close of business on March 10, 2003 (the "Record Date"). Each share of Class A and Class B Common Stock is entitled to one vote on all matters on which such class of stock is entitled to vote. If you hold shares in street name, your broker, bank or other nominee will instruct you as to how your shares may be voted by proxy, including whether telephonic or internet voting options are available. You may not vote shares held in street name in person at the Meeting unless you have a proxy executed in your favor by your broker, bank or other nominee.

Q:   CAN I CHANGE MY VOTE?

A:   Yes. You can change your vote or revoke your proxy any time before the
Meeting by:

          o    entering a new vote by internet or telephone
          o    returning a later dated proxy card
          o voting in person at the Meeting provided you first revoke your previously voted proxy.

Q:   WHAT VOTE IS REQUIRED TO APPROVE A PROPOSAL?

A:   Directors will be elected by a plurality of the votes cast at the meeting.
This means that the seven Class A Shareholder nominees receiving the highest number of votes and the three Class B Shareholder nominees receiving the highest number of votes cast shall be elected. You do not have the right to cumulate votes in the election of directors. A properly executed proxy marked "WITHHELD" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether a quorum is present at the Meeting. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the vote, but these shares will be counted for purposes of determining whether a quorum is present.

Q:   WHO WILL COUNT THE VOTE?

A:   EquiServe Trust Company, N.A., the Company's transfer agent and registrar, will count the vote. One of its representatives will be included among the inspectors of votes.

Q:   WHO CAN ATTEND THE ANNUAL MEETING?

A:   All shareholders of record as of the close of business on March 10, 2003, can attend.

Q:   WHAT DO I NEED TO DO TO ATTEND THE ANNUAL MEETING?

A:   To attend the Meeting, please follow these instructions:

          o If you vote by using the enclosed proxy card, check the appropriate box on the card.
          o If you vote by internet or telephone, follow the instructions provided for attendance.
          o If a broker or other nominee holds your shares, bring proof of your ownership with you to the meeting.

     Seating at the Meeting will be on a first-come, first-serve basis, upon arrival at the Meeting.

Q:   CAN I BRING A GUEST?

A:   No. The Meeting is for shareholders only.

Q:   WHAT IS THE QUORUM REQUIREMENT OF THE MEETING?

A:   A majority of the outstanding shares on March 10, 2003, constitutes a quorum for voting at the Annual Meeting. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted in determining the quorum, but neither will be counted as votes cast. On March 10, 2003, there were 1,722,250 shares of Class A Common Stock and 7,804,400 shares of Class B Common Stock outstanding and entitled to vote.

Q:   WHO IS SOLICITING PROXIES?

A:   Solicitation of proxies will be made by the Company's management through the mail, in person or by facsimile or telephone, without any additional compensation being paid to such members of the Company's management. The cost of such solicitation will be borne by the Company. In addition, the Company has requested brokers and other custodians, nominees and fiduciaries to forward proxy cards and proxy soliciting material to shareholders and the Company will reimburse them for their expenses in so doing.

Q:   WHEN ARE THE SHAREHOLDER PROPOSALS DUE FOR THE 2004 ANNUAL MEETING?

A:   Shareholder proposals submitted by shareholders entitled to vote on such matters, meeting the requirements of the Securities and Exchange Commission's proxy rules, must be in writing, received by November 29, 2003, and addressed to the Secretary of the Company, 1150 15th Street, NW, Washington, DC 20071.

     Holders of Class B Stock are entitled to vote only for the election of 30% of the members of the Board of Directors (and, if required by the rules of the New York Stock Exchange, on management proposals to reserve shares for stock options or to acquire the stock or assets of other companies under certain circumstances). In accordance with the rules of the Securities and Exchange Commission, proposals submitted on other matters by holders of Class B Stock have not been and will not be included in the Company's proxy materials for annual meetings.

Q:   WHAT OTHER INFORMATION ABOUT THE WASHINGTON POST COMPANY IS AVAILABLE?

A:   The following information is available:

          o Annual Report on Form 10-K, which will be furnished without charge (except exhibits) to any stockholder upon written request addressed to the Treasurer of the Company at 1150 15th Street, NW, Washington, DC 20071.
          o The Company also maintains on its internet website, www.washpostco.com, copies of the Annual Report on Form 10-K and the Annual Report to Shareholders and other information about the Company.

                  NOMINEES FOR ELECTION BY CLASS A STOCKHOLDERS

WARREN E. BUFFETT

     Mr. Buffett, age 72, has for more than thirty-two years been Chairman of the Board and Chief Executive Officer of Berkshire Hathaway Inc. (insurance underwriting, newspaper publishing and various manufacturing and marketing activities). He was elected a Director of the Company in May 1996 and serves as Chairman of the Finance Committee and is a member of the Executive Committee of the Board. Mr. Buffett also served as a Director of the Company between 1974 and 1986. He is a director of Berkshire Hathaway Inc., The Coca-Cola Company and The Gillette Company. Mr. Buffett is also a Life Trustee of Grinnell College and The Urban Institute.

BARRY DILLER

     Mr. Diller, age 61, has been Chairman of the Board and Chief Executive Officer of USA Interactive (or its predecessors) (an information, entertainment and direct selling company) since August 1995. Since May 2002, he has also been Chairman and Chief Executive Officer of Vivendi UNIVERSAL Entertainment. He was elected a Director of the Company in September 2000 and is a member of the Finance Committee of the Board. Before assuming his present position at USA Interactive, Mr. Diller had served as Chairman and Chief Executive Officer of QVC, Inc. (1992-1994) and Fox, Inc. (1984-1992). Prior to joining Fox, Inc., he served for ten years as Chairman of the Board of Directors of Paramount Pictures Corporation. Before joining Paramount, Mr. Diller served as Vice President of Prime Time Television for ABC Entertainment. Mr. Diller is a director of Expedia, Inc., Hotels.com and The Coca-Cola Company and he serves on the boards of Conservation International and Channel 13/WNET. He also is a member of the Board of Trustees of New York University and serves on the boards of a number of other educational and not-for-profit organizations.

GEORGE J. GILLESPIE, III

     Mr. Gillespie, age 72, has since 1963 been a partner in Cravath, Swaine & Moore, which is one of several law firms retained by the Company in 2001 and 2002 and which it proposes to retain in 2003. He has been a Director of the Company since 1974 and is a member of the Finance Committee of the Board. Mr. Gillespie is also a director of White Mountain Holdings, Inc., and serves on the boards of a number of foundations, educational institutions, and charitable organizations.

RALPH E. GOMORY

     Mr. Gomory, age 73, has since 1989 been President of the Alfred P. Sloan Foundation, a charitable foundation. Before assuming his present position he had served for thirty years with IBM Corporation, where he was Senior Vice President for Science and Technology from 1986 to 1989 after having been Senior Vice President and Director of Research since 1970. He became a Director of the Company in July 1989 and is a member of the Audit Committee of the Board. In addition he is a director of Lexmark International, Inc. Mr. Gomory is also a member of the National Academy of Sciences and the National Academy of Engineering.

DONALD E. GRAHAM

     Mr. Graham, age 57, has been Chairman of the Board of the Company since September 1993 and Chief Executive Officer of the Company since May 1991. Mr. Graham served as President of the Company between May 1991 and September 1993. He also was Publisher of The Washington Post for 21 years, a position he held between 1979 and 2000. Mr. Graham has been a Director of the Company since 1974 and is a member of the Finance and Executive Committees of the Board. By virtue of his ownership of 20.7% of the outstanding Class A Stock of the Company and his right to control the vote, as a trustee of a certain family trust, of an additional 32.9% of such stock, Mr. Graham effectively votes a total of 53.6% of the Class A shares. Mr. Graham is a trustee of the Federal City Council and the Philip L. Graham Fund, and he serves as Chairman and a director of DC College Access Program and as a director of The Summit Fund of Washington.

RICHARD D. SIMMONS

     Mr. Simmons, age 68, has been retired since June 1991; prior to his retirement he had been President and Chief Operating Officer of the Company for nearly ten years. Since September 1981, he has been a Director of the Company and is a member of the Finance Committee and, starting in May 2001, a member of the Audit Committee. Until May 1996, Mr. Simmons was also a member of the Compensation Committee of the Board of Directors. Through March 1996, Mr. Simmons served as President of International Herald Tribune, S.A., a French publishing company then owned jointly by the Company and The New York Times Company, a position he had held since 1989. Mr. Simmons is a Council Member of the White Burkett Miller Center of Public Affairs at the University of Virginia.

GEORGE W. WILSON

     Mr. Wilson, age 65, has for more than twenty-one years been President and Chief Executive Officer of Newspapers of New England, Inc., Newspapers of New Hampshire, Inc., Newspapers of Massachusetts, Inc. and President of the Concord Monitor, which is published in Concord, N.H. He was elected a Director of the Company in September 1985 and serves as Chairman of the Compensation Committee of the Board of Directors. Mr. Wilson is also Chairman of the Board of Trustees of The Newspaper Foundation (New Hampshire).

                  NOMINEES FOR ELECTION BY CLASS B STOCKHOLDERS

DANIEL B. BURKE

     Mr. Burke, age 74, has been retired since February 1994; prior to his retirement he had been President and Chief Executive Officer of Capital Cities/ABC, Inc. He has been a member of the Board of Directors of the Company since May 1996 and serves as Chairman of the Audit Committee and is a member of the Compensation Committee of the Board. Mr. Burke is also a Life Trustee of New York Presbyterian Hospital.

JOHN L. DOTSON JR.

     Mr. Dotson, age 66, has been retired since June 2001; prior to his retirement he had been President and Publisher of the Akron Beacon Journal. He became a Director of the Company in July 2001 and is a member of the Compensation Committee. Mr. Dotson is a member of the Board of Directors of the Maynard Institute for Journalism Education and a member of the Board of Visitors of the John S. Knight Fellowships, the University of North Carolina School of Journalism and Mass Communications and the University of Colorado School of Journalism and Mass Communications.

ALICE M. RIVLIN

     Dr. Rivlin, age 72, is a professor at the New School University and a Senior Fellow in the Economic Studies Program at the Brookings Institution. She became a Director of the Company in July 2002 and is a member of the Audit Committee. Dr. Rivlin was Vice Chair of the Federal Reserve Board from 1996 to 1999, Director of the White House Office of Management and Budget from 1994 to 1996 and Deputy Director from 1993 to 1994. She served as Chair of the District of Columbia Financial Management Assistance Authority from 1998 to 2001. Dr. Rivlin was the founding Director of the Congressional Budget Office from 1975 to 1983. She is a member of the Board of Directors of BearingPoint, Inc. (formerly KPMG Consulting, Inc.), Public Agenda and the D.C. Chamber of Commerce.

BOARD COMMITTEES

     The standing committees of the Board include an Audit Committee, a Compensation Committee, an Executive Committee and a Finance Committee. The Board does not have a nominating committee.

AUDIT COMMITTEE

     The functions of the Audit Committee include overseeing (i) management's conduct of the Company's financial reporting process (including the development and maintenance of systems of internal accounting and financial controls), (ii) the integrity of the Company's financial statements, (iii) the Company's compliance with legal and regulatory requirements, (iv) the qualifications and independence of the Company's outside auditors, (v) the performance of the Company's internal audit function, and (vi) the outside auditors' annual audit of the Company's financial statements.

     Ralph E. Gomory, Alice M. Rivlin, Richard D. Simmons and Daniel B. Burke (chairman) serve on the Audit Committee. All members of the Audit Committee are non-employee, "financially literate," "independent" directors within the meaning of the New York Stock Exchange listing standards, and all members of the Audit Committee are "independent" within the meaning of Section 301 of the Sarbanes-Oxley Act of 2002.

     The Audit Committee held six meetings in 2002.

COMPENSATION COMMITTEE

     The functions of the Compensation Committee include (i) reviewing the compensation for the Company's chief executive officer, (ii) consulting with the chief executive officer with respect to the compensation of the Company's other executives (including specifically approving all salaries of $200,000 or more per year, all incentive compensation awards and all other bonuses (other than sales bonuses) of $40,000 or more, and also awards of stock options), (iii) overseeing the administration of and determining awards under the Company's compensation plans and (iv) preparing any report on executive compensation required by the rules and regulations of the Securities and Exchange Commission.

     Daniel B. Burke, John L. Dotson Jr. and George W. Wilson (chairman) serve on the Compensation Committee. All members of the Compensation Committee are non-employee, "independent" directors within the meaning of the listing requirements of the New York Stock Exchange.

     The Compensation Committee held four meetings in 2002.

FINANCE COMMITTEE

     The functions of the Finance Committee include (i) reviewing with management the capital needs of the Company and (ii) considering and making recommendations to the Board related to dividend policy, major acquisitions and disposition of businesses, incurrence of indebtedness, selection of managers of defined benefit plan assets, stock repurchase programs and certain other financial matters.

     Barry Diller, George J. Gillespie III, Donald E. Graham, Richard D. Simmons and Warren E. Buffett (chairman) serve on the Finance Committee.

     The Finance Committee held one meeting in 2002.

EXECUTIVE COMMITTEE

     The Executive Committee has and may exercise all of the powers of the Board that may be delegated by law in the management of the business and affairs of the Company and exercises the authority of the Board between meetings.

     Warren E. Buffett and Donald E. Graham (chairman) serve on the Executive Committee.

     The Executive Committee held no meetings in 2002.

MEETING ATTENDANCE

     The Board held a total of six meetings in 2002. Each director attended at least 75% of the meetings of the Board and the committees of the Board on which the director served, with the exception of Dr. Rivlin who was only appointed to the Board in July 2002.

DIRECTOR COMPENSATION

ANNUAL PAYMENTS. During 2002, non-employee directors received:

          o    $50,000 as a retainer, and
          o reimbursement of out-of-pocket expenses for the meetings they attended.

Commencing on January 1, 2003, non-employee directors receive:

          o    $60,000 as a retainer,
          o reimbursement of out-of-pocket expenses for the meetings they attend, and
          o members of the Audit Committee will receive an additional $10,000 annually for their service on that committee.

The chairmen of Board committees each receive an additional $5,000. Employee directors receive no additional compensation for serving on the Board.

DEFERRED COMPENSATION

     The Company has in place a voluntary fee deferral plan for Directors of the Company. The plan provides an opportunity for participants to elect to defer the receipt of all or a portion of the fees received for service as a Director. Elections to defer must be filed in advance of earning such fees. Deferred amounts will earn investment credits in accordance with participant elections from a choice of investment indexes. Deferred amounts will be payable at retirement or such other future date as specified by the participant at the time of election.

           STOCK HOLDINGS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The information in the following two tables relates to each person who, on February 1, 2003, was a "beneficial owner" (as defined under the proxy rules of the Securities and Exchange Commission) of more than 5% of the Company's Class A or Class B Stock. Under the proxy rules, a person is deemed to be the "beneficial owner" of stock if such person has (or shares) either investment power or voting power over such stock, or has (or shares) the right to acquire such stock within 60 days by any of a number of means, including the conversion of another security which is convertible into such stock. A substantial number of shares of the Company's Class A and Class B Stock is held in trusts or subject to other agreements which provide for the sharing of investment power, voting power or both among several persons, each of whom is deemed by the Securities and Exchange Commission to be a "beneficial owner" of the shares so held. Furthermore, in many cases such persons do not include the beneficiary of the trust who, although not deemed to be a "beneficial owner" in the absence of voting or investment power over the shares, is nevertheless shown below as a beneficial owner because of the beneficiary's economic interest in the shares. In addition, since all the shares of Class A Stock are convertible at the option of the holder into Class B Stock on a share-for-share basis, each "beneficial owner" of shares of Class A Stock is deemed by the Securities and Exchange Commission to be a "beneficial owner" of the same number of shares of Class B Stock; in indicating below a person's "beneficial ownership" of shares of Class B Stock it has been assumed that such person has converted into Class B Stock all shares of Class A Stock of which such person is a "beneficial owner." For these reasons there is very substantial duplication in the numbers of shares and percentages shown in the following table.

                                         PRINCIPAL HOLDERS OF STOCK

                                                                                        SHARES(%)
NAME AND ADDRESS OF                                                    -----------------------------------------
BENEFICIAL OWNER                                                         CLASS A STOCK           CLASS B STOCK*
-----------------------                                                -----------------       -----------------

Donald E. Graham (a)(i) . . . . . . . . . . . . . . . . . . . . . .    1,517,032 (88.1%)       3,496,459 (36.7%)
  1150 15th Street, N.W.
  Washington, D.C.
William W. Graham (b)(i). . . . . . . . . . . . . . . . . . . . . .      307,049 (17.8%)                      **
  11661 San Vincente Blvd., Suite 401
  Los Angeles, California
Stephen M. Graham (c)(i). . . . . . . . . . . . . . . . . . . . . .      361,047 (21.0%)                      **
  18 E. 78th Street
  New York, N.Y.
Elizabeth G. Weymouth (d)(i). . . . . . . . . . . . . . . . . . . .      585,200 (34.0%)          590,200 (6.2%)
  251 West 57th Street
  New York, N.Y.
George J. Gillespie, III (e)(i) . . . . . . . . . . . . . . . . . .      612,990 (35.6%)         995,701 (10.5%)
  825 Eighth Avenue
  New York, N.Y.
Daniel L. Mosley (f)(i) . . . . . . . . . . . . . . . . . . . . . .      565,724 (32.9%)          571,524 (6.0%)
  825 Eighth Avenue
  New York, N.Y.
Berkshire Hathaway Inc. (g) . . . . . . . . . . . . . . . . . . . .                    -       1,727,765 (18.1%)
  1440 Kiewit Plaza
  Omaha, Nebraska
Franklin Mutual Advisers, LLC (h) . . . . . . . . . . . . . . . . .                    -          528,568 (5.6%)
  51 John F. Kennedy Parkway
  Short Hills, N.J.

--------------------------
*    The calculations set forth in this table relating to percentage ownership of Class B Stock include 1,722,250 shares of Class B Stock issuable upon conversion of shares of Class A Stock beneficially owned.

**   Less than five percent.

                                                                           (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(FOOTNOTES CONTINUED FROM PRECEDING PAGE)

(a) According to information as of February 1, 2003 and available to the Company, Mr. Donald Graham has voting and investment power with respect to shares of Class A Stock as follows: sole voting power, 356,318 (20.7%) shares, sole investment power, 356,318 (20.7%) shares, shared voting power, 1,153,514 (67.0%) shares, and shared investment power, 1,153,514 (67.0%)
     shares. The holdings of Class A Stock recorded for Mr. Graham include 7,200 shares held by Mr. Graham's wife, in which he disclaims beneficial ownership. Mr. Graham also has voting and investment power with respect to shares of Class B Stock as follows: sole voting power, 1,847,588 (19.4%) shares, sole investment power 119,223 (1.3%) shares, shared voting power 87,139 (<1%) shares, and shared investment power, 87,139 (<1%) shares. The holdings of Class B Stock recorded for Mr. Graham include 35,000 shares of Class B Stock held by Mr. Graham's wife, in which he disclaims beneficial ownership, and 1,517,032 (15.9%) shares issuable upon conversion of shares of Class A Stock deemed to be beneficially owned by Mr. Graham. The holdings of Class B Stock recorded for Mr. Graham also include shares of Class B Stock owned by subsidiaries of Berkshire Hathaway Inc., which have the sole investment power of the shares; sole voting power is held by Mr. Donald Graham under an agreement dated as of February 25, 1977, and amended and extended on September 13, 1985, and on May 15, 1996, which has a termination date (which may be extended) of February 24, 2007.

(b) According to information as of February 1, 2003, and available to the Company, Mr. William Graham has voting and investment power with respect to shares of Class A Stock as follows: shared voting power, 115,049 (6.7%) shares, and shared investment power, 115,049 (6.7%) shares. In addition, Mr. William Graham, as the beneficiary of trusts even though he has no voting or investment power with respect thereto, is deemed to be the beneficial owner of 192,000 (11.2%) shares of Class A Stock. The holdings of Class B Stock recorded for Mr. Graham, including shares issuable upon conversion of shares of Class A Stock deemed to be beneficially owned by Mr. Graham, are less than five percent.

(c) According to information as of February 1, 2003, and available to the Company, Mr. Stephen Graham has voting and investment power with respect to shares of Class A Stock as follows: sole voting power, 103,184 (6.0%) shares, sole investment power, 103,184 (6.0%) shares, shared voting power, 101,863 (5.9%) shares and shared investment power, 101,863 (5.9%) shares. In addition, Mr. Stephen Graham, as the beneficiary of trusts even though he has no voting or investment power with respect thereto, is deemed to be the beneficial owner of 156,000 (9.1%) shares of Class A Stock. The holdings of Class B Stock recorded for Mr. Graham, including shares issuable upon conversion of shares of Class A Stock deemed to be beneficially owned by Mr. Graham, are less than five percent.

(d) According to information as of February 1, 2003, and available to the Company, Mrs. Weymouth has voting and investment power with respect to shares of Class A Stock as follows: sole voting power, 76,834 (4.5%) shares, sole investment power, 76,834 (4.5%) shares, shared voting power, 425,366 (24.7%) shares, and shared investment power, 425,366 (24.7%) shares. In addition Mrs. Weymouth, as the beneficiary of a trust even though she has no voting or investment power with respect thereto, is deemed the beneficial owner of 83,000 (4.8%) shares of Class A Stock. Mrs. Weymouth also has voting and investment power with respect to shares of Class B Stock as follows: sole voting power, 5,000 (<1%) shares, and sole investment power, 5,000 (<1%). The holdings of Class B Stock recorded for Mrs. Weymouth include 585,200 (6.1%) shares issuable upon conversion of shares of Class A Stock deemed to be beneficially owned by her.

(e) According to information as of February 1, 2003, and available to the Company, Mr. Gillespie, as trustee of various trusts, has voting and investment power with respect to shares of Class A Stock as follows: shared voting power, 612,990 (35.6%) shares, and shared investment power, 612,990 (35.6%) shares. In addition, Mr. Gillespie has voting and investment power with respect to shares of Class B Stock as follows: sole voting power, 344,641 (3.6%) shares, shared voting power, 38,070 (<1%) shares, and shared investment power, 378,711 (4.0%) shares. The holdings of Class B Stock recorded for Mr. Gillespie include 612,990 (6.4%) shares issuable upon conversion of shares of Class A Stock deemed to be beneficially owned by Mr. Gillespie, as trustee of various trusts.

(f) According to information as of February 1, 2003, and available to the Company, Mr. Mosley, as trustee of various trusts, has voting and investment power with respect to shares of Class A Stock as follows: shared voting power, 565,724 (32.9%) shares, and shared investment power, 565,724 (32.9%) shares. The holdings of Class B Stock recorded for Mr. Mosley include 565,724 (5.9%) shares issuable upon conversion of shares of Class A Stock deemed to be beneficially owned by Mr. Mosley, as trustee of various trusts.

(g) According to information as of February 1, 2003, and available to the Company, Berkshire Hathaway Inc. ("Berkshire") is the beneficial owner of 1,727,765 (18.1%) shares of Class B Stock. The ownership of these shares is through several subsidiaries of Berkshire. Mr. Warren E. Buffett is Chairman of the Board of Berkshire. Mr. Buffett, his wife and certain trusts of which Mr. Buffett is a trustee, but in which he has no economic interest, own approximately 33.33% of the aggregate economic interest of Berkshire Class A and Class B common stock and Mr. Buffett may be deemed to be in control of Berkshire under Federal securities laws. With respect to shares of Class B Stock owned by subsidiaries of Berkshire, Mr. Buffett, Berkshire and such subsidiaries may be considered to share investment power. Pursuant to an agreement dated as of February 25, 1977 and amended and extended on September 13, 1985, and on May 15, 1996 (which has a termination date (which may be extended) of February 24, 2007), Mr. Buffett, Berkshire and such subsidiaries have granted Mr. Donald Graham a proxy to vote such shares in his discretion.

(h) According to information as of December 31, 2002, and available to the Company, Franklin Mutual Advisers, LLC ("Franklin"), was deemed to be the beneficial owner of 528,568 (5.6%) shares of Class B Stock. Shares held in such name are believed to be held for the account of a number of beneficial owners. Franklin has sole voting and investment power over 528,568 (5.6%) shares of Class B Stock.

(i) According to information as of February 1, 2003, and available to the Company, Mr. Donald Graham, Mrs. Weymouth, and Mr. Gillespie share voting and investment power over 425,366 (24.7%) shares of Class A Stock; Mr. Gillespie and Mr. William Graham share voting and investment power over 25,200 (1.5%) shares of Class A Stock; Mr. Gillespie, Mr. William Graham and Mr. Donald Graham share voting and investment power over 36,452 (2.1%) shares of Class A Stock; Mr. Gillespie, Mr. Stephen Graham and Mr. Donald Graham share voting and investment power over 41,366 (2.4%) shares of Class A Stock; Mr. Donald Graham and Mr. Gillespie share voting and investment power over 84,606 (4.9%) shares of Class A Stock; Mr. Donald Graham and Mr. Daniel L. Mosley share voting and investment power over 451,830 (26.2%) shares of Class A Stock; Mr. Donald Graham, Mr. Mosley and Mr. William Graham share voting and investment power over 53,397 (3.1%) shares of Class A Stock; Mr. Donald Graham, Mr. Mosley and Mr. Stephen Graham share voting and investment power over 60,497 (3.5%) shares of Class A Stock; Mr. Donald Graham and Mr. Gillespie share voting and investment power over 30,000 (<1%) shares of Class B Stock; Mr. Donald Graham and Mr. Dan Mosley share voting and investment power over 5,800 (<1%) shares of Class B Stock; Mr. Donald Graham, Mr. William Graham and Mr. Gillespie share voting and investment power over 5,000 (<1%) shares of Class B Stock; Mr. Donald Graham shares voting and investment power over 46,399 (<1%) shares of Class B Stock held by the Philip L. Graham Trust; Mr. Gillespie and JPMorgan Chase Bank share voting power over 1,600 (<1%) shares of Class B Stock and investment power over 342,241 (3.6%) shares of Class B Stock.

         The table below, which is based upon information furnished to the Company by its Directors and officers, shows as of February 1, 2003, for each person nominated for election as a Director, and for all Directors and executive officers of the Company as a group, the number of shares of each class of Common Stock "beneficially owned" (as defined in the Securities and Exchange Commission's proxy rules) and, in the case of each nominee for election as a Director, the nature of such "beneficial ownership." For the reasons set forth in the first paragraph of this section of the Proxy Statement, there is very substantial duplication in the numbers of shares and percentages shown in the following table.

                                     HOLDINGS OF DIRECTORS AND OFFICERS***

                                                                                               SHARES(%)
                                                                              --------------------------------------------
                                                                                    CLASS A                 CLASS B(a)
                                                                              --------------------    --------------------
Warren E. Buffett**** . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     -       1,727,765(18.1%)
Daniel B. Burke . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     -                   500*
Barry  Diller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     -                  1000*
John L. Dotson Jr . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     -                   100*
George J. Gillespie, III**. . . . . . . . . . . . . . . . . . . . . . . . . .        612,990(35.6%)         995,701(10.5%)
Ralph E. Gomory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     -                 1,400*
Donald E. Graham**. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1,517,032(88.1%)      3,496,459 (36.7%)
Alice M. Rivlin . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     -                      -
Richard  D. Simmons . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     -                 7,428*
George W. Wilson(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     -                   300*
All Directors and executive officers as a group, eliminating duplications . .      1,542,232(89.6%)   3,872,994 (40.9%)(c)

------------------------------------
*      Less than one percent.

**     See Table of "Principal Holders of Stock" on page 7.

*** Unless otherwise indicated, the Directors and officers listed below have sole voting and investment power with respect to such securities.

**** With respect to voting securities which may be beneficially owned by Mr. Buffett, see footnote (g) on page 8.

(a) Includes 1,722,250 shares of Class B Stock issuable upon conversion of shares of Class A Stock beneficially owned.

(b) Includes 100 shares of Class B Stock owned by Mr. Wilson's wife in which he disclaims beneficial ownership.

(c) This number includes 1,524,323 shares of Class B Stock issuable upon conversion of shares of Class A Stock "beneficially owned" by Directors and officers and 11,375 shares of Class B Stock which Directors and officers have the right to purchase on or before April 1, 2003 pursuant to stock options; it does not include 110,834 shares of Class B Stock held as of February 1, 2003 by the trustee of various savings plans maintained by the Company and its business units over which the trustee has voting and investment powers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Class B Common Stock.

       To the Company's knowledge, based solely on a review of such reports and on information furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 29, 2002, all applicable Section 16(a) filing requirements were complied with, except with respect to an inadvertent late initial filing by Dr. Rivlin, who at the time of the required filing held no Company stock.

                             EXECUTIVE COMPENSATION

     The following table shows the compensation paid by the Company during 2000, 2001 and 2002 to the chief executive officer and the four most highly compensated executive officers of the Company.

                                                     SUMMARY COMPENSATION TABLE
------------------------------------ ----------------------------------- ------------------------- -------------- -------------
                                             ANNUAL COMPENSATION                LONG-TERM COMPENSATION

                                     ----------------------------------- ----------------------------------------
                                                                                  AWARDS             PAYOUTS
                                                                         ------------------------- --------------
                                                                OTHER
                                                                ANNUAL    RESTRICTED   SECURITIES                   ALL OTHER
                                                                COMPEN-     STOCK        UNDER        LLTIP          COMPEN-
PRINCIPAL POSITIONING          YEAR   SALARY($)   BONUS($)(1)  SATION($) AWARDS($)(2)  OPTIONS(2)  PAYOUTS($)(1)   SATION($)(3)
------------------------------------ ----------------------------------- ------------------------- -------------- -------------
Donald E. Graham . . . . .     2002   $400,000             -         -     $216,113           -              -       $10,658
Chief Executive Officer        2001    399,996             -         -            -           -       $400,000         8,840
                               2000    399,996             -         -      174,618           -              -         8,320

John B. Morse, Jr. . . . .     2002    385,000       277,197         -      144,075           -              -        24,922
Vice President and             2001    384,996             -         -            -           -        303,600        23,116
Chief Financial Officer        2000    350,004       168,683         -      101,861       2,000              -        19,856

Gerald Rosberg . . . . . .     2002    315,000       201,600         -       90,047           -              -        16,638
Vice President                 2001    311,250             -         -            -           -        100,000        16,185
                               2000    280,833       128,520         -       72,758       2,000              -        14,603

Diana M. Daniels . . . . .     2002    305,000       195,195         -       90,047           -              -        16,840
Vice President                 2001    298,746             -         -            -           -        193,200        15,742
                               2000    282,252       125,307         -       72,758           -              -        14,677

Ann McDaniel*. . . . . . .     2002    270,000       172,800         -      108,056           -              -        15,881
Vice President                 2001    248,750             -         -            -       1,000              -        12,975

--------------------------
* Ms. McDaniel became an executive officer of the Company effective as of September 13, 2001.

(1)  Awards may be in the form of cash or deferred cash.

(2) The numbers in this column represent the dollar value of the restricted stock awarded to the named executive in the relevant fiscal year, regardless of the effective date of the award, which may in some cases be the next fiscal year. In December 2002, the Compensation Committee of the Board of Directors approved grants of restricted stock for the 2003-2006 Award Cycle, effective December 30, 2002, to various key employees of the Company, including the chief executive officer and the other named executives as follows: Mr. Graham--300 shares; Mr. Morse--200 shares; Mr. Rosberg--125 shares; Ms. Daniels--125 shares and Ms. McDaniel--150 shares. As of the end of fiscal 2002, the chief executive officer and the other named executives had the following aggregate restricted stock holdings: Mr. Graham-900 shares, $648,338; Mr. Morse-550 shares, $396,206; Mr.
     Rosberg--375 shares, $270,141; Ms. Daniels-375 shares, $270,141 and Ms. McDaniel--425 shares, $306,159. Dividends are paid on restricted stock and are the same as dividends on non-restricted stock.

(3) Contributions to 401(k) savings plans and the Supplemental Executive Retirement Plan ("SERP") constitute "all other compensation" for 2002 as follows: Mr. Graham-$10,400 in Company contributions to 401(k) plan; Mr. Morse-$10,400 in Company contributions to 401(k) plan and $9,620 in Company credits to SERP account; Mr. Rosberg-$10,400 in Company contributions to 401(k) plan and $5,980 in Company credits to SERP account; Ms. Daniels-$10,400 in Company contributions to 401(k) and $5,460 in Company credits to SERP account; and Ms. McDaniel-$10,400 in Company contributions to 401(k) plan and $4,095 in Company credits to SERP account. In addition, Mr. Graham had $258 of life insurance imputed income, Mr. Morse had $4,902 of life insurance imputed income, Mr. Rosberg had $258 of life insurance imputed income, Ms. Daniels had $980 of life insurance imputed income and Ms. McDaniel had $1,386 of life insurance imputed income, which, in each case, is included under "all other compensation."

                                  AGGREGATED OPTION EXERCISES
                           IN LAST FISCAL YEAR AND FY-END OPTION VALUES

----------------------------- ---------------- -------------- ----------------- --------------------
                                                                                      VALUE OF
                                                                  NUMBER OF          UNEXERCISED
                                                                 UNEXERCISED         IN-THE-MONEY
                                                                 OPTIONS AT           OPTIONS AT
                                                               FISCAL YEAR-END      FISCAL YEAR-END
                                                                     (#)                  ($)
                                                              ----------------- --------------------
                                   SHARES
                                 ACQUIRED ON       VALUE         EXERCISABLE/        EXERCISABLE/
NAME                             EXERCISE (#)    REALIZED($)    UNEXERCISABLE       UNEXERCISABLE
----                          ---------------- -------------- ----------------- --------------------
Donald E. Graham. . . . . . .         -              -                -                   -
John B. Morse, Jr . . . . . .       1,500         $623,418       3,750/1,250      $847,468/$179,219
Gerald Rosberg. . . . . . . .         -              -           4,500/1,500      $978,625/$222,938
Diana M. Daniels. . . . . . .       2,000          827,335         1,750/250       $509,468/$44,344
Ann McDaniel. . . . . . . . .         750          138,585       1,250/1,000      $243,603/$196,718


                                LONG-TERM INCENTIVE PLANS -- AWARDS
                                      IN THE LAST FISCAL YEAR1

------------------------------- ------------ -------------- ------------------------------------------
                                    NUMBER    PERFORMANCE
                                  OF SHARES       OR
                                   UNITS OR   OTHER PERIOD
                                    OTHER        UNTIL
                                    RIGHTS     MATURATION    ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK
                                     (#)        OR PAYOUT                 PRICE-BASED PLANS
                                ------------ -------------- ------------------------------------------
                                                              THRESHOLD        TARGET        MAXIMUM
NAME                                                          ($ OR #)         ($ OR #)      ($ OR #)
----                            ------------ -------------- ------------------------------------------

Donald E. Graham . . . . . . . .    7,500       12/31/06      $375,000         $400,000      $400,000
John B. Morse, Jr. . . . . . . .    4,000       12/31/06      $200,000         $400,000      $700,000
Gerald Rosberg . . . . . . . . .    2,500       12/31/06      $125,000         $250,000      $437,500
Diana M. Daniels . . . . . . . .    1,700       12/31/06       $85,000         $170,000      $297,500
Ann McDaniel . . . . . . . . . .    2,500       12/31/06      $125,000         $250,000      $437,500

--------------------------

1 In December 2002, the Compensation Committee of the Board of Directors approved grants of Performance Units for the 2003-2006 Award Cycle to various key employees of the Company, including the Chief Executive Officer and the most highly compensated executive officers as set forth in the table. The payout opportunities will be based on the achievement of various financial targets for major operating units of the Company and for the Company's consolidated operations. At Mr. Graham's request, the Compensation Committee set a maximum value of $400,000 on the 7,500 Performance Units awarded to him.

                                             EQUITY COMPENSATION PLAN INFORMATION1

---------------------------------  -----------------------------  -----------------------------  -------------------------------
                                                                                                 NUMBER OF SECURITIES REMAINING
                                     NUMBER OF SECURITIES TO BE                                   AVAILABLE FOR FUTURE ISSUANCE
                                      ISSUED UPON EXERCISE OF      WEIGHTED-AVERAGE EXERCISE        UNDER EQUITY COMPENSATION
                                   OUTSTANDING OPTIONS, WARRANTS  PRICE OF OUTSTANDING OPTIONS,    PLANS (EXCLUDING SECURITIES
                                             AND RIGHTS               WARRANTS AND RIGHTS           REFLECTED IN COLUMN (A))
                                   -----------------------------  -----------------------------  -------------------------------
                                                (a)                           (b)                               (c)
                                   -----------------------------  -----------------------------  -------------------------------
PLAN CATEGORY
-------------
Equity compensation
plans approved by
security holders . . . . . . . .              163,900                       $515.74                            306,125

Equity compensation
plans not approved by
security holders . . . . . . . .                 -                             -                                  -

                           Total              163,900                       $515.74                            306,125

------------------------

1 This table does not include information relating to restricted stock grants awarded under The Washington Post Company Incentive Compensation Plan, in which the plan was approved by the Class A Shareholders of the Company. As of the end of the fiscal year 2002, there were 12,740 shares of restricted stock outstanding under the 1999-2002 Award Cycle and 14,885 shares of restricted stock outstanding under the 2001-2004 Award Cycle that had been awarded to employees of the Company and its subsidiaries (including those executives named in the summary compensation table on page 10). Effective December 30, 2002, an additional 14,270 shares of restricted stock were awarded to employees of the Company and its subsidiaries (including those executives named in the summary compensation table on page 10) and on January 3, 2003, the restrictions lapsed on 12,740 shares of restricted stock previously awarded in the 1999-2002 Award Cycle. Thus, on February 1, 2003, there were a total of 29,155 shares of restricted stock outstanding under The Washington Post Company Incentive Compensation Plan. There are 26,395 shares of restricted stock available for further issuance under that Plan.

In addition, the Company has from time to time awarded special discretionary grants of restricted stock to employees of the Company and its subsidiaries. On February 1, 2003, there were a total of 9,397 shares of restricted stock outstanding under special discretionary grants approved by the Compensation Committee of the Board of Directors, none of which were granted to those executives named in the summary compensation table on page 10.

                                RETIREMENT PLANS

     BASIC PLAN. Most employees of the Company, including the executives named in the summary compensation table, are eligible to participate (subject to minimum service requirements) in the Company's defined benefit retirement plan. Benefits under this basic plan are determined on the basis of base salary only, exclusive of all bonuses, deferred compensation and other forms of remuneration. The Company and each of its business units also maintain 401(k) savings plans in which most employees are eligible to participate (subject to minimum service requirements).

     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. All amounts over $160,000 (effective January 1, 2002) that would otherwise be payable under a basic defined benefit retirement plan are currently subject to reduction because of the annual pension limitation imposed by the Internal Revenue Code of 1986, as amended, although the extent of such reductions may vary in individual cases depending on circumstances existing at the time retirement payments commence. In addition, defined benefit pension benefits and defined contribution plan benefits payable by tax-qualified plans may not be based on annual compensation exceeding maximum amounts imposed by the Internal Revenue Code of 1986, as amended ($200,000 per year effective January 1, 2002).

     To offset these limitations on retirement benefits, the Company adopted effective January 1, 1989, an unfunded Supplemental Executive Retirement Plan (the "SERP"), which is patterned after similar plans adopted by many other companies. Under the Company's SERP there will be calculated for certain participating executives (including the executive officers named in the summary compensation table) a "supplemented normal retirement benefit," which will be determined under the rules of the qualified defined benefit retirement plan, but without reference to either of the above-mentioned limitations and will also include in earnings not only base salary (as in the past) but also bonuses under the Incentive Compensation Plan. The SERP also provides a supplemental defined contribution plan benefit, which is equal to the applicable company matching contribution percentage times the participating executive's base salary that is in excess of the annual covered compensation limit with respect to qualified plan benefits. The executive is required to make contributions to the SERP in order to receive the applicable matching company credit each year. Starting in 1994, a number of other management employees (not including said executive officers) became participants under the Company's SERP with respect to the supplemental normal retirement benefit only. For these participants, the supplemented normal retirement benefits will be determined without reference to either of the above-mentioned limitations, but will include in earnings only base salary and not bonuses. In each case in which a retiring executive's supplemented normal retirement benefit exceeds the benefit payable by the retirement plan or plans in which the executive has participated, the Company will pay such excess amount to him or her as a supplemental retirement benefit. Participation in the SERP is determined by the Compensation Committee of the Board of Directors, which has designated as participants a number of senior executives including all those named in the summary compensation table (except that Mr. Graham, who has elected not to participate in savings plan features of the SERP, will be covered only by the retirement plan features of the SERP described above).

     As of December 31, 2002, Mr. Graham had 29 years of service under the Company plan, Mr. Morse had 14 years of service under the Company plan, Mr. Rosberg had 7 years of service under the Company plan, Ms. Daniels had 25 years of service under the Company plan and Ms. McDaniel had 19 years of service under the Company plan.

     The following table shows the estimated maximum annual benefits payable upon retirement at age 65 to persons in specified remuneration and years-of-service classifications who participate in both the basic retirement plans and the SERP (which includes all the executive officers named in the summary compensation table):

                                             PENSION PLAN TABLES

       ---------------------------------------------------------------------------------------
                                           Estimate Maximum Annual Pension
       Covered                         (Computed as Straight Life Annuity)
       Compensation              for Representative Years of Credited Service (a)
       --------------- -----------------------------------------------------------------------

       Company
       Plan(b)              10         15          20          25           30          35
       --------------- ----------- ----------- ---------- ------------ -----------  ----------
         $300,000        $54,000     $81,000    $108,000    $135,000     $162,000    $162,000
          400,000         71,500     107,250     143,000     178,750      214,500     214,500
          450,000         80,250     120,375     160,500     200,625      240,750     240,750
          500,000         89,000     133,500     178,000     222,500      267,000     267,000
          550,000         97,750     146,625     195,500     244,375      293,250     293,250
          600,000        106,500     159,750     213,000     266,250      319,500     319,500
          650,000        115,250     172,875     230,500     288,125      345,750     345,750
          700,000        124,000     186,000     248,000     310,000      372,000     372,000
          750,000        132,750     199,125     265,500     331,875      398,250     398,250
          800,000        141,500     212,250     283,000     353,750      424,500     424,500
          850,000        150,250     225,375     300,500     375,625      450,750     450,750

---------------------------

(a) Before deducting the effect on benefits of an offset applicable to certain benefits paid under the Company Plan and based on average social security covered compensation over the employee's career. For an individual retiring at age 65 during 2003 the deduction would be as follows for the indicated number of years of credited 10 years, $3,078; 15 years, $4,617; 20 years, $6,156; 25 years, $7,694; 30 and 35 service: years, $9,233.

(b) Plan provides increased benefits for years of service after 1991. The benefits shown in the table are those provided for service after 1991.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERALL POLICY

     The Company's executive compensation program is based on the premise that compensation should be competitive and linked to corporate performance. To that end, the Company has developed an overall compensation strategy and compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified short-term and long-term performance goals and to long-term appreciation in the Company's stock price. The strategy also supports an environment that rewards Company and business unit achievement as compared to that of industry performance levels over a number of years, where such comparisons are appropriate. The Company seeks to offer compensation that will attract and retain key executive talent critical to the long-term success of the Company, to motivate these executives to achieve goals inherent in the Company's business strategy, to link executive and shareholder interests through equity-based plans and finally to provide a compensation package that recognizes individual contributions as well as overall business results.

     Each year the Compensation Committee conducts a full review of the Company's executive compensation program. This review includes a comprehensive report from the Company's Vice President responsible for human resources assessing the effectiveness of the Company's compensation program and comparing the Company's executive compensation, corporate performance and total return to shareholders to a group of corporations that represent companies with business portfolios similar to that of the Company. The Compensation Committee reviews the selection of peer companies used for compensation purposes. Certain information about compensation levels in other media companies included in this report is collected by independent consultants. The Compensation Committee uses the median executive compensation range of such peer companies as a guideline in setting the compensation of the Company's executives. The peer companies used for compensation purposes are constructed on a division-by-division basis and, thus, are not necessarily identical to the Standard & Poor's Publishing Index in the Performance Graph included in this proxy statement. For example, in determining the companies by which to measure the Company's broadcasting division, the comparison is made with purely broadcasting companies or broadcasting divisions within multimedia companies; in contrast the companies included in the indices selected for comparison purposes in the Performance Graph consist of companies with multimedia holdings. The annual compensation reviews permit an ongoing evaluation of the link between the Company's and its business units' performance and its executive compensation in the context of the compensation programs of other companies and of the Company's total return to shareholders.

     The Compensation Committee determines the compensation of approximately the 85 most highly compensated corporate and divisional executives, including the chief executive officer and the other executives named in the summary compensation table. In reviewing the individual performance of the named executives, the Compensation Committee takes into account the views of Mr. Graham.

     The key elements of the Company's executive compensation consist of base salary, annual bonus, performance units, restricted stock and stock options. The Compensation Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Mr. Graham, the Company's chief executive officer, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to an individual, including special incentive compensation plans, pension and savings plan benefits, supplemental retirement benefits and other benefits as well.

BASE SALARIES

     Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including, where available, a comparison to base salaries for comparable positions at other media companies.

     Salary adjustments are generally implemented on a twelve-month or longer cycle and upon promotion. Such adjustments are determined by evaluating the performance of the Company and the individual executive officer, and may also take into account new responsibilities. In the case of executive officers with responsibility for a particular business unit, such unit's financial results are also considered, including, depending on the business unit, revenue, operating income and cash flow. The Compensation Committee, where appropriate, also considers other measures. These may include, among other factors, increases in market share, reduction or cost containment in operating expenses, journalistic achievements, improvements in product quality and improvements in relations with customers, suppliers and employees, and comparisons to base salaries for comparable positions at other media companies. In order to preserve flexibility in setting compensation, the Compensation Committee has not established specific elements of Company or business unit performance, which must be evaluated or assigned relative weights to such elements. Different factors are considered in evaluating each executive officer's base salary depending on such officer's position and business unit.

     With respect to the base salary paid to Mr. Graham in 2002, the Compensation Committee took into account a comparison of base salaries of chief executive officers of peer companies, the Company's results in 2001 and the performance of the Company. The Compensation Committee also took into account Mr. Graham's service to the Company and his performance since 1979 when he became publisher of The Washington Post. The Compensation Committee noted that Mr. Graham's base salary is significantly below the median of base salaries paid to chief executive officers of peer companies. However, due to Mr. Graham's continued request, for personal reasons, to forego a base salary increase, Mr. Graham's base salary in 2002 remained at $400,000, the level established in 1991 upon his promotion to President and chief executive officer. The Compensation Committee does not give significance to the below market salary of Mr. Graham when reviewing and establishing base salary levels for other executives.

INCENTIVE COMPENSATION PLAN

     The Company has an incentive compensation plan made up of two components--annual and long-term--under which awards are made primarily to key management and professional employees, including the Company's executive officers, who have made or are in a position to make significant contributions to the profitability of the Company and enhance shareholder value. The plan is administered by the Compensation Committee.

ANNUAL COMPONENT

     The annual component of the Incentive Compensation Plan provides for annual incentive compensation awards based on the Company's and its business units' short-term, i.e., annual, financial performance. At the end of 2001, the Compensation Committee approved a range of incentive payouts for 2002 keyed to performance against specified goals related to budgeted operating income, cash flow or earnings per share, which vary by business unit. Mr. Graham waived participation in the annual component of the Incentive Compensation Plan with respect to 2002. In 2002, the Company exceeded its budgeted earnings per share goal. Annual incentive compensation awards were paid to the executive officers named in the summary compensation table on page 10.

LONG-TERM COMPONENT

     To balance the annual component of the Incentive Compensation Plan, which is intended to reward short-term financial performance, the long-term component provides incentives for improved financial performance over periods of Award Cycles (which beginning in 1983 have consisted, and are expected to continue to consist, of four-year periods starting at two-year intervals).

PERFORMANCE UNITS.

     In December 2002, the Compensation Committee of the Board of Directors approved grants of Performance Units for the 2003-2006 Award Cycle to various key employees of the Company, including the chief executive officer and the named executives. Pursuant to these grants, the chief executive officer and the named executives received the following: Donald E. Graham, 7,500 Performance Units; John B. Morse, Jr., 4,000 Performance Units; Gerald M. Rosberg, 2,500 Performance Units; Diana M. Daniels, 1,700 Performance Units; and Ann McDaniel, 2,500 Performance Units. Each Performance Unit has a nominal value of $100. The number of Units awarded was determined with reference to an individual's scope of responsibilities and level of Plan participation. The payout opportunities for the 2003-2006 Award Cycle for Performance Units granted to these individuals will be based on the achievement of financial and operating goals of certain of the major operating divisions.

     In December 2000, executive officers of the Company, including the chief executive officer and the named executives, were granted Performance Units for the 2001-2004 Award Cycle. Pursuant to these grants, the chief executive officer and the named executives received the following: Donald E. Graham, 7,500 Performance Units; John B. Morse, Jr., 2,800 Performance Units; Gerald Rosberg, 2,000 Performance Units; Diana M. Daniels, 1,600 Performance Units; and Ann McDaniel, 1,500 Performance Units. As in the past, each Performance Unit has a nominal value of $100. The number of Units awarded is determined with reference to an individual's scope of responsibilities and level of Plan participation. The payout opportunities for the 2001-2004 Award Cycle for Performance Units granted to these individuals will be based on the achievement of financial and operating goals of certain of the major operating divisions.

     In December 1998, the Compensation Committee of the Board of Directors approved grants of Performance Units for the 1999-2002 Award Cycle to various key employees of the Company, including the chief executive officer and certain of the named executives. Pursuant to these grants, the chief executive officer and the named executives received the following: Donald E. Graham, 7,500 Performance Units; John B. Morse, Jr., 2,600 Performance Units; and Diana M. Daniels, 1,500 Performance Units. In January 1999, Gerald Rosberg was granted 1,650 Performance Units and in December 2000, the Compensation Committee approved a grant of 750 Performance Units to Ms. McDaniel for the 1999-2002 Award Cycle. Each Performance Unit has a nominal value of $100. The number of Units awarded was determined with reference to an individual's scope of responsibilities and level of Plan participation. The payout opportunities for the 1999-2002 Award Cycle for Performance Units for these individuals will be based on the following criteria: the simple average of the earned payouts for the major operating divisions of the Company determined by their achievement of financial and operating goals (60% weighting), a determination of the increase in the value created at another significant operating division (15% weighting), the Company's total shareholder return during the Award Cycle compared to total shareholder returns of peer companies (20% weighting) and management's efforts toward long-term growth of the Company (5% weighting). The final Unit valuation for the 1999-2002 Award Cycle will be determined by the Compensation Committee in or about May 2003.

RESTRICTED STOCK.

     In December 2002, the named executives and other key employees were granted new Restricted Stock for the 2003-2006 Award Cycle, based on plan levels similar to those used for determining the number of shares of Restricted Stock in prior years, including 300 shares of Restricted Stock awarded to Mr. Graham. The number of shares of Restricted Stock awarded is determined by an individual's scope of responsibilities and relative level of Plan participation. Awards to the named executives are referenced in the footnote to the column headed "Restricted Stock Awards" in the Summary Compensation Table shown on page 10.

     In December 2000, the named executives and other key employees were granted new Restricted Stock for the 2001-2004 Award Cycle, based on plan levels similar to those used for determining the number of shares of Restricted Stock in prior years, including 300 shares of Restricted Stock awarded to Mr. Graham. The number of shares of Restricted Stock awarded is determined by an individual's scope of responsibilities and relative level of Plan participation. Awards to the named executives are referenced in the footnote to the column headed "Restricted Stock Awards" in the Summary Compensation Table shown on page 10.

     On January 3, 2003, the restrictions terminated on shares of Restricted Stock awarded to Mr. Graham and the other named executives for the 1999-2002 Award Cycle. Mr. Graham received unrestricted title to 300 shares having a fair market value of $224,625 on January 3, 2003.

SPECIAL INCENTIVES.

     From time to time the Compensation Committee adopts special targeted incentive plans for key executives. These plans provide a one-time special incentive opportunity based on the achievement of special quantifiable operating objectives. No special incentive plans are currently in place for any of the named executives.

STOCK OPTION PLAN

     Under the Company's Stock Option Plan, which was approved by shareholders, shares of Class B Stock are issuable upon the exercise of stock options that have been or may be granted to key employees of the Company and its subsidiaries, including the executives whose compensation is detailed in this proxy statement.

     The Compensation Committee believes that significant equity interests in the Company held by key employees responsible for the Company's future growth and continued success align the interests of shareholders and management, since the full benefit of the compensation package cannot be realized unless stock appreciation occurs over a number of years. In the opinion of management, which is concurred in by the Compensation Committee, there are at present 55 key employees who fall within that category and have been awarded stock options. Although there is no target stock ownership level for key employees, in determining the number of shares to be granted under options, the Compensation Committee takes into account the amount and value of options currently held, as well as makes a judgment about the level of contribution already made by and the potential of such key employees to continue to make contributions to the Company. The Compensation Committee does not assign relative weights to such factors.

     Given Mr. Graham's significant ownership in the Company (see description of holdings under "Stock Holdings of Certain Beneficial Owners and Management"), the Compensation Committee has not granted any stock options to Mr. Graham.

     No stock option awards were granted to the executives whose compensation is detailed in this proxy statement during 2002.

OTHER COMPENSATION PLANS

     At various times in the past, the Company has adopted certain broad-based employee benefit plans in which the chief executive officer and the other named executives are eligible to participate on the same terms as non-executive employees who meet applicable eligibility criteria, subject to applicable legal limitations on the amount of benefits that may be payable pursuant to those plans. Benefits under the savings and retirement plans are not tied to Company performance.

     For the chief executive officer and certain other senior executives and managerial employees, including the named executives, the Company's Supplemental Executive Retirement Plan ("SERP") provides tax-deferred accruals of amounts proportionate to the benefits available to non-highly compensated participants in the Company's savings and retirement plans, but which exceed benefits permitted under the Company's plans due to tax law limitations. In 2002, no amount was accrued for the benefit of Mr. Graham with respect to an employer credit under the Company's SERP, inasmuch as, Mr. Graham waived his right for 2002 to maintain a separate unfunded savings plan account under the SERP. The amount accrued to the named executives are shown in the footnote to the column headed "All other compensation" in the Summary Compensation Table shown on page
10. The estimated annual pension amounts set forth in the table on page 13 show the maximum benefits payable to Mr. Graham and the named executives to the extent they participate in the basic retirement plan and the supplemental executive retirement plan. The benefits payable to Mr. Graham and the named executives under the SERP are determined with reference to compensation including annual bonuses under the Incentive Compensation Plan.

     The Company has in place a voluntary deferred compensation plan for senior executives. The plan provides an opportunity for participants to elect to defer the receipt of all or a portion of cash awards under the annual and/or long-term components of the Incentive Compensation Plan. Elections to defer must be filed in advance of earning such awards. Deferred amounts will earn investment credits in accordance with participant elections from a choice of investment indexes. Deferred amounts will be payable at retirement or such other future date as specified by the participant at the time of election.

CONCLUSION

     Through the programs described above, a significant portion of the Company's executive compensation is linked directly to business unit and corporate performance and stock price appreciation. The Compensation Committee intends to continue the policy of linking executive compensation to corporate performance and returns to shareholders and deems it desirable that compensation paid under the Incentive Compensation Plan and the Stock Option Plan meet the requirements of Section 162(m) of the Internal Revenue Code concerning deductibility of executive compensation. However, the Committee reserves the right to put in place compensation programs that do not meet the requirements of
Section 162(m) so as to result in compensation payments that are not deductible by the Company, if such programs are otherwise in the best interests of the Company.

                                           George W. Wilson, Chairman
                                           Daniel B. Burke
                                           John L. Dotson Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Daniel B. Burke, John L. Dotson Jr. and George W. Wilson served as members of the Compensation Committee in 2002.

                             AUDIT COMMITTEE REPORT

     One of the standing committees of the Board of Directors of the Company is the Audit Committee. Currently, there are four non-employee members of the Board on the Audit Committee -- Ralph E. Gomory, Alice M. Rivlin, Richard D. Simmons and Daniel B. Burke, who serves as chairman of the Audit Committee. The Audit Committee operates under a mandate from the Board of Directors, which has determined that each Committee member is "independent" under the listing standards of the New York Stock Exchange and within the meaning of Section 301 of the Sarbanes-Oxley Act of 2002.

     Management has the primary responsibility for the preparation of the Company's financial statements in accordance with generally accepted accounting principles and for the financial reporting process, including its system of internal control. The Company's independent auditors, PricewaterhouseCoopers LLP, are responsible for auditing those financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. In this context, the Audit Committee's responsibility is to monitor and review these processes, as well as the independence and performance of the Company's auditors. The Audit Committee has relied in undertaking its monitoring and review responsibilities, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles in the United States of America and on the representations of PricewaterhouseCoopers LLP included in their report on the Company's financial statements.

     The Audit Committee has reviewed and discussed the audited fiscal year 2002 financial statements with the Company's management. In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified or supplemented. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with the independent auditors their independence from the Company and its management. The Audit Committee has also considered whether PricewaterhouseCoopers LLP's provision of non-audit services to the Company is compatible with the independence of such firm consistent with the Sarbanes-Oxley Act of 2002.

AUDIT FEES

     The fees paid to PricewaterhouseCoopers LLP for the annual audit, statutory audits and review of financial statements included in the Company's Form 10-Qs, including reimbursable expenses, were $1,070,000 in 2002 and $975,000 in 2001.

AUDIT-RELATED FEES

     The fees paid to PricewaterhouseCoopers LLP for assurance and related services reasonably related to the performance of the audit or review of financial statements and not included under "Audit Fees" above, including reimbursable expenses, were $315,000 in 2002 and $80,000 in 2001. These fees were primarily for audits of employee retirement and savings plans, financial due diligence and transaction analysis, and other audit-related reports.

TAX FEES

     The fees paid to PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning, including reimbursable expenses, were $815,000 in 2002 and $450,732 in 2001. These fees were primarily for tax due diligence and transaction analysis, expatriate tax services, and Federal, multi-state and foreign tax consulting.

ALL OTHER FEES

     There were no other fees billed (including reimbursable expenses) in either 2002 or 2001 for products and services provided by PricewaterhouseCoopers LLP other than as set forth above. There were no fees paid to PricewaterhouseCoopers LLP for financial information systems design or implementation in either 2002 or 2001.

     Based on such review and discussion and in reliance thereon, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 29, 2002, for filing with the Securities and Exchange Commission.

                                                  Daniel B. Burke, Chairman
                                                  Ralph E. Gomory
                                                  Alice M. Rivlin
                                                  Richard D. Simmons

                                PERFORMANCE GRAPH

     The following graph is a comparison of the yearly percentage change in the Company's cumulative total shareholder return with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Publishing Index. The Standard & Poor's 500 Stock Index is comprised of 500 U.S. companies in the industrial, transportation, utilities and financial industries, weighted by market capitalization. The Standard & Poor's Publishing Index is comprised of Dow Jones & Company, Inc., Gannett Co., Inc., Knight-Ridder, Inc., The McGraw-Hill Companies, Meredith Corporation, The New York Times Company, The Times Mirror Company (through the date of its acquisition by Tribune Company in May 2000) and Tribune Company, weighted by market capitalization.

     The graph reflects the investment of $100 on December 31, 1997, in the Company's Class B Common Stock, the Standard & Poor's 500 Stock Index and the Standard & Poor's Publishing Index. For purposes of this graph, it has been assumed that dividends were reinvested on the date paid in the case of the Company and on a quarterly basis in the case of the Standard & Poor's 500 Index and the Standard & Poor's Publishing Index.


                           THE WASHINGTON POST COMPANY
                    CUMULATIVE TOTAL SHAREHOLDER RETURN FOR
                   FIVE-YEAR PERIOD ENDING DECEMBER 31, 2002






                              [PERFORMANCE GRAPH]






-------------------------------------  ------ ------ ------ ------ ------ ------
DECEMBER 31...                          1997   1998   1999   2000   2001   2002
-------------------------------------  ------ ------ ------ ------ ------ ------
Washington Post                        100.00 119.95 116.45 130.59 113.32 159.20
-------------------------------------  ------ ------ ------ ------ ------ ------
S&P 500                                100.00 128.58 155.63 141.46 124.65  97.10
-------------------------------------  ------ ------ ------ ------ ------ ------
S&P Publishing                         100.00 107.43 143.89 129.09 133.58 142.34
-------------------------------------  ------ ------ ------ ------ ------ ------

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Effective September 2002, the Company renewed for one year a contract with Mrs. Elizabeth Weymouth, the daughter of the late Mrs. Katharine Graham and the sister of Mr. Donald Graham, under which she contributes articles to The Washington Post newspaper and is to be compensated at the rate of $25,000 annually. In addition, Mrs. Weymouth is employed full-time as a Senior Editor at Newsweek magazine with an annualized compensation of $170,000.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

     As of the date of this Proxy Statement the only matters that the Board of Directors expects to present to the meeting are those discussed herein. If any other matter or matters are properly brought before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote on those matters in accordance with their best judgment.

     Upon the recommendation of the Audit Committee, the Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent accountants to audit and report on its financial statements for the fiscal year 2003. The same firm has acted as the Company's independent accountants continuously since the Company was organized in 1946. As in previous years, a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make any statement he may desire with respect to the Company's financial statements for 2002 and his firm's relationship with the Company, and will be available to respond to appropriate questions from stockholders.

                                    NOTICE OF
                                 ANNUAL MEETING
                                      AND
                                PROXY STATEMENT
                                      2003








                          THE WASHINGTON POST COMPANY

------------------------ ------------------------------ ------------------------
  VOTE BY TELEPHONE            VOTE BY INTERNET              VOTE BY MAIL

Call TOLL-FREE using a      Access the WEBSITE and      Return your proxy in the
  Touch Tone phone              cast your vote            POSTAGE-PAID envelope
   1-877-779-8683        http://www.eproxyvote.com/wpo           provided
   1-877-PRX-VOTE
------------------------ ------------------------------ ------------------------

                       VOTE 24 HOURS A DAY, 7 DAYS A WEEK!

Your telephone or Internet vote must be received by 5:00 p.m. eastern daylight time on May 7, 2003, to be counted in the final tabulation.

VOTE BY TELEPHONE
Have your proxy card available when you call the Toll-Free number 1-800-PRX-VOTE using a Touch-Tone phone. You will be prompted to enter your control number printed on your proxy card and then you can follow the simple prompts that will be presented to you to record your vote. If you vote your shares by telephone, you do not need to return the proxy card.

VOTE BY INTERNET
Have your proxy card available when you access the website http://www.eproxyvote.com/wpo. You will be prompted to enter your control number printed on your proxy card and then you can follow the simple prompts that will be presented to you to record your vote. If you vote shares electronically, you do not need to return the proxy card.

VOTE BY MAIL
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: The Washington Post Company, c/o EquiServe Trust Co., N.A., P.O. Box 8289, Edison, NJ 08818-9126.

TO CHANGE YOUR VOTE
Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. The last vote received before 5:00 p.m. eastern daylight time on May 7, 2003 will be the one counted. You may also revoke your proxy by voting in person at the annual meeting.

                                     DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         0583
X  PLEASE MARK YOUR
   VOTES AS IN THIS
   EXAMPLE.

This proxy will be voted as specified. If no direction is given, proxy will be voted "FOR" proposals 1 and 2.

1.  Election of Directors (Check only one box)                                                          FOR   AGAINST   ABSTAIN
                                                           2. To transact such other business as
                                                              may properly come before said meeting
    Nominees: 01 Daniel B. Burke, 02 John L. Dotson           or any adjournment thereof.
              Jr., and 03 Alice M. Rivlin

                     FOR         WITHHELD
            FOR                            WITHHELD
            ALL                            FROM ALL
          NOMINEES                         NOMINEES


          ---------------------------------------------
          For all nominees (except as stockholder may
          indicate above)


                                                                       I will attend the meeting.

                                                             Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Signature:                               Date:                 Signature:                                  Date:
          -------------------------------     -----------------          ---------------------------------      ----------------

            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL
-------------------------------------------------------------------------------

    P                      THE WASHINGTON POST COMPANY
                              CLASS B COMMON STOCK
    R
              PROXY-- ANNUAL MEETING OF STOCKHOLDERS-- MAY 8, 2003
    O             SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    X The undersigned hereby appoints Donald E. Graham, John B. Morse, Jr., Diana M. Daniels and Gerald M. Rosberg, and each of them, his/her
    Y true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned, and to vote as indicated on the reverse of this Proxy all shares of Class B Common Stock which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of THE WASHINGTON POST COMPANY to be held on May 8, 2003, and at any adjournments thereof, on all matters coming before said meeting.


          THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE

                                   (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)